                                                                   Exhibit 99.1

[LOGO]         LONE STAR                                           NEWS RELEASE
           TECHNOLOGIES, INC.
                                                    CONTACT: CHARLES J. KESZLER
                                                                 (972) 770-6495
                                                            Fax: (972) 770-6471


       LONE STAR TECHNOLOGIES, INC. REPORTS FOURTH QUARTER 2000 EARNINGS

Dallas, TX, January 22, 2001 . . . Lone Star Technologies, Inc. (Lone Star),
NYSE: LSS reported record fourth quarter 2000 net income of $12.3 million, or $.51 per diluted share, which was an increase of 18% from the quarter ended September 30, 2000 net income of $10.4 million, or $.43 per diluted share, and compared to net income of $3.9 million, or $.17 per diluted share, in the fourth quarter of 1999. Net income for the year ended December 31, 2000 was $38.6 million, or $1.59 per diluted share, compared to a net loss of $5.5 million, or $0.24 per diluted share in 1999.

Fourth quarter 2000 revenues of $162.3 million increased 41% from the same quarter in 1999. Oilfield revenues of $101.9 million were up 6% over the quarter ended September 30, 2000. This was due to 10% higher shipment volumes, as the average rig count rose 9% to 1075 from the third quarter of 2000. Line pipe shipments were 31% higher than the 2000 third quarter from additional sales related to the new marketing alliance with U.S. Steel's McKeesport, Pennsylvania facility. The higher mix of line pipe sales in oilfield products revenues resulted in the average selling price of oilfield products being 3% lower than the 2000 third quarter. Specialty tubing revenues decreased from the third quarter of 2000 due to lower sales to automotive and general industrial sectors. Flat rolled steel and other tubulars revenues were down in the fourth quarter of 2000 compared to the quarter ended September 30, 2000 attributable to weak demand associated with higher industry wide steel coil inventories.

Revenues for the year ended December 31, 2000 of $645.3 million were up 78% from 1999 due to the inclusion of Fintube's revenues for the full 2000 year and 54% higher oilfield revenues. For the year 2000, 57% of oil country tubular goods sales were alloy grade, premium tubulars.

Lone Star is increasing its capability to provide high strength alloy grade tubular products with the installation of its third production line at its main facilities for heat treated premium tubulars. Also during the fourth quarter, Lone Star continued to expand its wide oilfield tubular product offering through an alliance to market and distribute seamless steel tubular products from Rocky Mountain Steel Mills (Rocky Mountain). Rocky Mountain produces high quality seamless oil country tubular goods, ideally suited to meet our customers' increasing demand for premium production casing used in natural gas wells.

Rhys J. Best, Chairman, President and Chief Executive Officer, stated, "Worldwide exploration and production budget announcements for 2001 reflect average spending to increase 20% in 2001 with many of our customers' budgets double this average. Almost 80% of the 1128 active rigs last Friday were drilling for natural gas and we expect our customers to continue to focus on natural gas throughout this year. We also anticipate additional opportunities during 2001 for heat recovery steam generator tubulars to meet growing electrical power generation demand."

Lone Star Technologies, Inc. is a holding company whose principal operating subsidiaries manufacture and market oilfield casing, tubing, and line pipe, specialty tubing products including finned tubes used in a variety of heat recovery applications, and flat rolled steel and other tubular products and services.

                This release contains forward looking statements based on assumptions that are subject to a wide range of business risks. There is no assurance that the estimates and expectations in this release will be realized. Important factors that could cause actual results to differ materially from the forward looking statements are described in the periodic filings of Lone Star Technologies, Inc. with the Securities and Exchange Commission, including its Annual Report on Form 10-KA for the year ended December 31, 1999.

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                          LONE STAR TECHNOLOGIES, INC.
                       CONSOLIDATED STATEMENTS OF INCOME
                (UNAUDITED, IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                        For the                         For the
                                                                     Quarter Ended                     Year Ended
                                                                      December 31,                    December 31,
                                                                  2000            1999            2000            1999
                                                                --------------------------------------------------------
Net revenues                                                     $ 162.3        $ 115.3         $ 645.3         $ 362.0
Costs of goods sold                                               (138.9)        (106.7)         (559.4)         (349.2)
                                                                --------------------------------------------------------
   Gross profit                                                     23.4            8.6            85.9            12.8
Selling, general and administrative expenses                        (7.8)          (4.2)          (33.7)          (15.5)
                                                                --------------------------------------------------------
   Operating income (loss)                                          15.6            4.4            52.2            (2.7)
Interest income                                                      0.6            0.5             2.0             1.8
Interest expense                                                    (3.8)          (1.3)          (14.4)           (4.6)
Other income                                                         0.2            0.3             0.6              -
                                                                --------------------------------------------------------
   Income (loss) from continuing operations before income tax       12.6            3.9            40.4            (5.5)
Income tax                                                          (0.3)            -             (1.8)             -
                                                                --------------------------------------------------------
   NET INCOME (LOSS)                                            $   12.3        $   3.9         $  38.6         $  (5.5)
========================================================================================================================
PER COMMON SHARE - BASIC:
   NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS           $   0.52        $  0.17         $  1.64         $ (0.24)
========================================================================================================================
PER COMMON SHARE - DILUTED:
   NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS           $   0.51        $  0.17         $  1.59         $ (0.24)
========================================================================================================================
WEIGHTED AVERAGE SHARES OUTSTANDING
   Basic                                                            23.6           22.6            23.5            22.5
   Diluted                                                          24.3           23.1            24.3            22.5

Attention: Certain charges for shipping and handling costs have been reclassified in accordance with a recently issued accounting pronouncement. The pronouncement requires freight charges billed to customers to be classified in revenues and shipping costs incurred to be classified in cost of goods sold. Lone Star previously reported such amounts net in revenues. The resulting reclassifications have increased revenues and cost of goods sold. Gross profit, operating income or loss, and net income or loss are unchanged in all periods.

                                                        REVENUES BY SEGMENT
                                           ($ IN MILLIONS)             ($ IN MILLIONS)
                                        FOR THE QUARTER ENDED    FOR THE TWELVE MONTHS ENDED
                                             DECEMBER 31,                DECEMBER 31,
                                       2000     %    1999     %    2000     %     1999     %
                                     -------  ---  ------   ---  ------   ---  -------   ---
Oilfield products                     101.9    63    67.2    58   362.0    56    187.3    52
Specialty tubing products              47.6    29    33.7    29   220.9    34    126.6    35
Flat rolled steel and other products   12.8     8    14.4    13    62.4    10     48.1    13
                                     ------   ---  ------   ---  ------   ---  -------   ---
Total net revenues                    162.3   100   115.3   100   645.3   100    362.0   100
                                     ======   ===  ======   ===  ======   ===  =======   ===


                                                        SHIPMENTS BY SEGMENT
                                              (IN TONS)                   (IN TONS)
                                        FOR THE QUARTER ENDED     FOR THE TWELVE MONTHS ENDED
                                             DECEMBER 31,                 DECEMBER 31,
                                        2000    %    1999     %     2000    %     1999    %
                                     -------  ---  -------  ---  -------  ---  -------  ---
Oilfield products                    145,000   67  112,200   62  516,000   60  336,100   56
Specialty tubing products             36,700   17   31,900   18  176,400   21  116,700   20
Flat rolled steel and other products  35,200   16   37,000   20  165,300   19  144,600   24
                                     -------  ---  -------  ---  -------  ---  -------  ---
Total shipments                      216,900  100  181,100  100  857,700  100  597,400  100
                                     =======  ===  =======  ===  =======  ===  =======  ===